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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   May 7, 2002
                Date of Report (Date of earliest event reported)


                             ---------------------

                                   AMGEN INC.

             (Exact name of registrant as specified in its charter)

          Delaware                     000-12477                95-3540776
(State or other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                   Identification Number)

         Amgen Inc.                                             91320-1799
   One Amgen Center Drive                                        (Zip Code)
      Thousand Oaks, CA
   (Address of principal
     executive offices)

                                  805-447-1000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     On May 7, 2002, Amgen Inc. purchased from F. Hoffman-La Roche Ltd. ("Roche") Roche's rights, assets and business related to Filgrastim and pegfilgrastim in the European Union, Switzerland and Norway. With regard to the EU, the effective date of the purchase is January 1, 2002. Under the terms of the agreement between the parties, Amgen will pay Roche $137.5 million for this acquisition. Roche will continue as the licensee for Filgrastim and pegfilgrastim in certain countries in Eastern Europe, the Middle East, Africa, Asia and Latin America.

     The press release announcing the transaction is attached to this Current Report as Exhibit 99.1.

Item 7(c). Exhibits.

     See Exhibit Index.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMGEN INC.


Date: May 10, 2002                    By: /s/ Richard D. Nanula
                                          --------------------------------------
                                          Name:  Richard D. Nanula
                                          Title: Executive Vice President,
                                                 Finance, Strategy and
                                                 Communications, and Chief
                                                 Financial Officer



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                                  EXHIBIT INDEX

Exhibit
Number                        Document Description
-------                       --------------------

  99.1    Press Release dated May 7, 2002.




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